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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 15, 2005



                     MEDIACOM COMMUNICATIONS CORPORATION
            (Exact name of Registrant as specified in its charter)


      Delaware                       0-29227                      06-1566067
(State of incorporation)       (Commission File No.)            (IRS Employer
                                                             Identification No.)
                             100 Crystal Run Road
                          Middletown, New York 10941
                   (Address of principal executive offices)


                Registrant's telephone number: (845) 695-2600


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

         On March 18, 2005, we announced that Mediacom LLC and Mediacom Capital Corporation, our wholly-owned subsidiaries (the "Issuers"), had elected to redeem all of their outstanding 8-1/2% Senior Notes due 2008 (the "Notes"). As of April 14, 2005, the aggregate principal amount of the Notes outstanding was $200,000,000.

         On April 15, 2005, the Issuers redeemed for cash all of the outstanding Notes at a redemption price equal to 101.417% of the outstanding principal amount of the Notes plus accrued interest, or an aggregate of $211,334,000 (the "Aggregate Redemption Amount").

         The operating subsidiaries of Mediacom LLC have a $1.15 billion bank credit facility (the "LLC credit facility") that expires in March 2013. The LLC credit facility consists of a $400.0 million revolving credit commitment, a $200.0 million delayed-draw term loan and a $550.0 million term loan. On April 15, 2005, the Issuers paid the Aggregate Redemption Amount with a combination of cash on hand and a $204,000,000 drawdown from the revolving credit portion of the LLC credit facility.




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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005


                                    Mediacom Communications Corporation



                                    By: /s/ Mark E. Stephan
                                       --------------------------------
                                       Mark E. Stephan
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Treasurer